Exhibit 99.1
Annie’s Completes Acquisition of Snack Manufacturing Plant in Joplin, Missouri
Berkeley, California, April 2, 2014 -- Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced that it has completed the acquisition of Safeway’s snack manufacturing plant in Joplin, Missouri, which has been Annie’s primary manufacturer of cookie and cracker products since the inception of its snacks business in 2002. Annie’s Baking, LLC, a subsidiary of Annie’s, Inc., acquired the plant for $6.0 million, plus the actual cost of inventory and supplies on hand at closing. The acquisition was funded with approximately $7.4 million in cash on hand. Concurrent with the closing of the transaction, Annie’s Baking, LLC also entered into a supply agreement to produce products on behalf of an affiliate of Safeway Inc. for a period of three years.
“We are very excited to become a part of the Joplin community and to welcome the plant’s employees to the Annie’s family,” said John Foraker, CEO of Annie’s. “The Joplin plant has been a valued manufacturing partner of Annie’s since our introduction of Cheddar Bunnies crackers over a decade ago. We see a bright future in our snacks business, and I am confident that the capacity and capabilities provided by the Joplin plant and its dedicated workforce will help us achieve our significant long-term growth potential.”
About Annie’s
Annie’s, Inc. (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors, synthetic colors, and preservatives regularly used in many conventional packaged foods. Additionally, Annie’s sources ingredients so as to avoid synthetic growth hormones and genetically modified food ingredients. Today, Annie’s offers over 135 products and is present in over 26,500 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.
Forward-Looking Statements
Certain statements in this press release, including those relating to the future of our snacks business and achievement of our significant long-term growth potential, are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases.
The forward-looking statements contained in this press release are based on management’s current expectations, and are subject to uncertainty, changes in circumstances and significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated.
Actual results may differ materially from the forward-looking statements contained in this press release due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for fiscal 2013 filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 14, 2013 and our Form 10-Q for the quarter ended December 31, 2013 filed on February 10, 2014, including risks relating to competition; new product introductions; our implementation of our growth strategy; our acquisition of the Joplin Plant; our brand; our reputation; product liability claims; product recalls and related insurance proceeds (if any); economic disruptions; changes in consumer preferences; ingredient and packaging costs and availability; reliance on a limited number of distributors, retailers, contract manufacturers and third-party suppliers and on an outside warehouse facility; efficiency projects; intellectual property and related disputes; regulatory compliance; transportation; our supply chain; our and our customers’ inventory levels; and seasonality. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.
Any forward-looking statement made by us in this press release speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
CONTACT:
Ed Aaron
510-558-7574
303-868-5551
ir@annies.com